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                        BOLT BERANEK AND NEWMAN INC.
                                EXHIBIT 11.1
                      COMPUTATION OF NET LOSS PER SHARE

(000's except per-share data)
                                               Three Months Ended
                             ________________________________________________
                                 March 31, 1994            March 31, 1993
                             ______________________   _______________________
                                            Fully                    Fully
                              Primary      Diluted     Primary     Diluted
                             _________   __________   __________   __________
Weighted average
   shares outstanding          16,295       16,295       15,754       15,754

Incremental shares from use
   of treasury stock method
   for stock options              (a)          (a)          (a)          (a)
                             _________   __________   __________   __________
Shares used in per-share
   calculations                16,295       16,295       15,754       15,754
                             =========   ==========   ==========   ==========

Net loss                     $  (2,259)  $   (2,259)  $   (6,640)  $   (6,640)
                             =========   ==========   ==========   ==========

Net loss per share           $    (.14)  $     (.14)  $     (.42)  $     (.42)
                             =========   ==========   ==========   ==========

                                               Nine Months Ended
                             ________________________________________________
                                  March 31, 1994             March 31, 1993
                             ______________________   _______________________
                                          Fully                      Fully
                              Primary    Diluted       Primary      Diluted
                             _________   __________   __________   __________
Weighted average
   shares outstanding          16,116       16,116       15,687       15,687

Incremental shares from use
   of treasury stock method
   for stock options             (a)           (a)         (a)           (a)
                             __________   __________   __________   _________
Shares used in per-share
   calculations                 16,116       16,116       15,687      15,687
                             ==========   ==========   ==========   =========

Net loss                     $   (5,872)  $   (5,872)  $  (31,647)  $ (31,647)
                             ==========   ==========   ==========   =========

Net loss per share           $     (.36)  $     (.36)  $    (2.02)  $   (2.02)
                             ==========   ==========   ==========   =========

(a) Incremental shares were not used as their effect would be antidilutive.
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